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                                                  EXHIBIT 10(m)



          January 16, 1996



          Gordon Williams



          Dear Gordon:

          This letter agreement confirms our understanding relating to your engagement by TRW Inc. as a consultant to TRW to provide the services described in paragraph 1 below. The terms and conditions that follow constitute the entire agreement between you and TRW and are not to be modified in any way except by a written document executed by both parties.

          1.   STATEMENT OF WORK

               You will act as a Consultant to assist the EAS/EPHS team in the development of the EAS/EPHS business strategy. You will report directly to George Thomas, Vice President and General Manager of Passenger Car Steering Systems.

          2.   COMPENSATION

               As sole compensation for your services hereunder, TRW will pay you a fee of U.S.$1,000 per day. Partial days will be compensated on a pro rata basis. You will invoice TRW for such fees on a monthly basis.

               TRW will reimburse you for all normal travel (first class), food, lodging and other incidental expenses incurred in performing your work hereunder upon receipt by my office of standard TRW expense report forms and other documentation as required by TRW's expense reimbursement policy.

               All travel, including but not limited to airline travel and car rentals, is to be arranged through TRW's Travel Services Department. You will be required to adhere to TRW's travel policy, a copy of which has been provided to you.

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          Consultant Agreement
          January 16, 1996
          Page 2


          3.   TERM AND TERMINATION

               The term of this agreement will commence as of January 8, 1996, and may be terminated by TRW at any time by written notice to you. This agreement shall also terminate immediately upon your death. Payment shall be made by TRW for services and expenses rendered or incurred through the date of termination.

          4.   CONFIDENTIAL INFORMATION

               The term "TRW Confidential Information" refers to all data, reports, drawings, tapes, formulas, interpretations, forecasts, business plans and analyses, records, trade secrets, customer lists, documents, proposals, information regarding products, pricing, terms of sale, processes, research and development, apparatus and application methods and all other information reflecting upon or concerning TRW that are not openly communicated or made accessible by TRW to third parties and that you obtain from TRW, its employees, subsidiaries and affiliates, or that you otherwise acquire while engaged hereunder, including information of a third party as to which TRW has a nondisclosure obligation. Additionally, TRW Confidential Information shall include any and all reports to TRW made by you hereunder or the contents thereof. In view of the sensitive information to which you will have access during your engagement hereunder, any information reflecting upon or concerning TRW and known, communicated or accessible to you will also be deemed to be TRW Confidential Information unless such information has been published by TRW in publicly available documents.

          You:

          (a) agree that TRW Confidential Information is the sole property of TRW and that such TRW Confidential Information will be used only in providing consulting services hereunder for TRW;

          (b) will hold the TRW Confidential Information in confidence and not disclose it in any manner whatsoever, in whole or in part, to any person except to employees of TRW;

          (c) will take or cause to be taken all reasonable precautions to prevent the disclosure or communication of TRW Confidential Information to third parties;

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          Consultant Agreement
          January 16, 1996
          Page 3

          (d) agree that each reproduction, duplication, or copy of any portion of TRW Confidential Information shall be deemed TRW Confidential Information for all purposes hereunder; and

          (e) will, upon expiration or termination of this letter agreement, discontinue all use of TRW Confidential
               Information and return all documents containing TRW Confidential Information to TRW.

          5.   NO CONFLICT

               Except with the prior written approval of TRW after full disclosure of all relevant facts, you will refrain from accepting work, engagements or appointments from any third party that could conflict with, or impede an unbiased performance of, your work hereunder or the protection of TRW Confidential Information.

          6.   COMPLIANCE

               You warrant that you have the right to enter into this letter agreement and that performance of the work specified herein will not cause you to be in violation of any federal, state or local law or regulation, or any contractual agreement entered into by you. You will comply with TRW's policies, directives and standards and with all applicable federal, state and local laws and regulations.

          7.   FORCE MAJEURE

               Neither party will incur liability to the other party on account of any loss or damage resulting from any delay or failure to perform any part of their obligations hereunder where such delay or failure was caused in whole or in part by events, occurrences, or causes beyond the reasonable control of such party.

          8.   INDEPENDENT CONTRACTOR

               You agree that in your performance of this letter agreement you will act as an independent contractor, and not as an employee of TRW. You understand and agree that TRW will not cover you with workers' compensation, unemployment insurance, state disability insurance, public liability insurance

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          Consultant Agreement
          January 16, 1996
          Page 4

          or other benefits that may be available to employees of TRW. You will refrain from any representation that you are an employee of TRW, and from incurring liabilities or obligations of any kind in the name, or on behalf, of TRW.

               It is agreed that (a) you will be responsible for Social Security taxes, if any, which may be applicable and for any other applicable fees or taxes (federal, state or local) which may be required or levied upon any payment made to or on behalf of you hereunder; and (b) you and your heirs shall not be entitled, by virtue of any work done under this letter agreement, to any benefits under any medical or travel accident insurance, pension, sick leave, life insurance, vacation, or disability, or other employees' benefit plan or plans maintained by TRW for its employees.

          9.   PUBLICITY

               Except as TRW grants prior written approval, you will not publicize the existence or terms of, or work performed under, this letter agreement.

          10.  ASSIGNMENT

               Neither this letter agreement or any of the rights under the agreement is assignable by you or TRW.

          11.  ENTIRE AGREEMENT

               This letter agreement states the entire understanding between you and TRW relating to the subject matter of the agreement. Neither you nor TRW shall be bound by any condition, warranty, or representation other than as expressly stated herein or as subsequently stated in a writing signed by the parties.
          Any prior agreements (whether oral or written), letters or proposals relating to the same subject matter are hereby merged into this letter agreement and the rights and obligations of the parties, wherever and however arising, will be determined solely under the terms of this letter agreement.

          12.  LIMITATION OF LIABILITY

               TRW's sole financial obligation under this letter agreement shall be the payment of compensation and expense reimbursements as provided for herein. In no event will TRW be liable to you for any loss of profits or incidental or
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          Consultant Agreement
          January 16, 1996
          Page 5


          consequential damages, however caused, whether by TRW's sole or concurrent negligence or otherwise.

          13.  SURVIVAL

               The parties' obligations contained in paragraphs 4, 9, 12 and 13 hereof are permanent and survive the termination of this letter agreement.

          14.  GOVERNING LAWS

               All questions concerning the validity and operation of this letter agreement and the performance of the obligations imposed upon the parties hereunder will be governed by the substantive laws of the State of Ohio, U.S.A., applicable to agreements made and to be performed wholly within such jurisdiction.

          Please confirm your agreement to the terms stated above by signing and dating each duplicate original of this letter agreement and returning a signed copy to me.

          Sincerely,

          TRW INC.



          By: /s/ James S. Remick
               ---------------------
               James S. Remick
               Executive Vice President




          Confirmed and agreed this 17th day
          of January, 1996



          /s/ Gordon Williams
          ----------------
          Gordon Williams



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